Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 (File No. 333-              ) of TD Holdings, Inc. of our report dated March 10, 2023 relating to the financial statements, which appears in TD Holdings, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2022 and 2021.

/s/ Audit Alliance LLP

Singapore
August 3, 2023